Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter and Fiscal Year Ended December 31, 2024

Results for the Quarter and Fiscal Year Ended December 31, 2024 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.40

•	Net asset value per share as of the end of the quarter was $14.98, compared to $15.10 as of September 30, 2024, a decrease of 0.8%

•	New investment commitments made during the quarter totaled $255 million(1)

•	Gross fundings, excluding revolver fundings(2), totaled $248 million for the quarter

•	Net repayments, including revolvers(2), totaled $6 million for the quarter

•	Net leverage(3) was 1.16x as of December 31, 2024

•	On February 21, 2025, the Board of Directors (the “Board”) declared a dividend of $0.38 per share payable on March 27, 2025 to stockholders of record as of March 11, 2025(4)

•

On February 24, 2025, the Company closed its second Collateralized Loan Obligation (“CLO”) transaction, MFIC Bethesda CLO 2 LLC (the “Bethesda CLO 2 Issuer”), a $529.6 million CLO secured by middle market loans, adding $399.0 million of secured debt capital with a weighted average price of SOFR + 161 basis points(5)

New York, NY — February 25, 2025 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for its quarter and fiscal year ended December 31, 2024. The Company’s net investment income was $0.40 per share for the quarter ended December 31, 2024, compared to $0.44 per share for the quarter ended September 30, 2024. The Company’s net asset value (“NAV”) was $14.98 per share as of December 31, 2024, compared to $15.10 as of September 30, 2024.

On February 21, 2025, the Board declared a dividend of $0.38 per share payable on March 27, 2025 to stockholders of record as of March 11, 2025.

Mr. Tanner Powell, the Company’s Chief Executive Officer stated, “In the December quarter, we generated solid net investment income despite a modest amount of fee income and the impact of lower base rates. The vast majority of our portfolio is performing well and we are observing stability in certain credit metrics.” Mr. Powell continued, “MFIC is fortunate to have access to the significant volume of loans originated by MidCap Financial, a leading middle market lender managed by an affiliate of Apollo, which we believe provides MFIC with a significant deal sourcing advantage. While our market remains competitive, we observed a modest increase in spreads on new commitments compared to the previous quarter, at what we believe to be attractive leverage entry points. We took advantage of strength in the liquid credit markets to continue selling certain assets acquired from our recently completed mergers with Apollo Senior Floating Rate Fund, Inc. and Apollo Tactical Income Fund, Inc. and prudently deployed proceeds from these sales, along with the investment capacity generated from the mergers, into first lien floating rate middle market loans originated by MidCap Financial. We have a clear and straightforward plan to gradually increase leverage over the coming quarters and we believe MFIC’s future results are well-positioned to benefit as we re-lever back to our target level.”

Mr. Gregory W. Hunt, the Company’s Chief Financial Officer, said, “We are pleased to announce MFIC closed its second on balance sheet CLO transaction earlier this week. This CLO transaction adds attractive term-based financing at what we believe to be among the tightest levels achieved for a middle market CLO, reflecting the high quality of the underlying loans. MFIC significantly benefited from MidCap Financial and Apollo Global’s expertise in CLO management and structuring.”

(1)	Commitments made for the direct origination portfolio.
(2)	During the quarter ended December 31, 2024, direct origination revolver fundings totaled $55 million, direct origination revolver repayments totaled $56 million.
(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(4)	There can be no assurances that the Board will continue to declare a base dividend of $0.38 per share.
(5)	The Company retained all Class D Notes and all Subordinated Notes in the CLO transaction.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Total assets	$3.19	$3.22	$2.55	$2.45	$2.50
Investment portfolio (fair value)	$3.01	$3.03	$2.44	$2.35	$2.33
Debt outstanding	$1.75	$1.77	$1.51	$1.41	$1.46
Net assets	$1.40	$1.42	$1.00	$1.01	$1.01
Net asset value per share	$14.98	$15.10	$15.38	$15.42	$15.41

Debt-to-equity ratio	1.25 x	1.25 x	1.51 x	1.40 x	1.45 x
Net leverage ratio (1)	1.16 x	1.16 x	1.45 x	1.35 x	1.34 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended December 31,		Year Ended December 31,
(in millions)*	2024	2023	2024	2023
Investments made in portfolio companies	$303.5	$134.1	$1,613.6	$417.1
Investments sold	(82.9)	—	(271.5)	—

Net activity before repaid investments	220.6	134.1	1,342.1	417.1
Investments repaid	(226.9)	(180.7)	(657.5)	(504.3)

Net investment activity	$(6.4)	$(46.5)	$684.6	$(87.2)

Portfolio companies, at beginning of period	250	149	152	135
Number of investments in new portfolio companies	11	10	167	32
Number of exited companies	(28)	(7)	(86)	(15)

Portfolio companies at end of period	233	152	233	152

Number of investments in existing portfolio companies	83	48	130	84

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended December 31,		Year Ended December 31,
(in millions)*	2024	2023	2024	2023
Net investment income	$37.1	$29.8	$133.3	$116.0

Net realized and change in unrealized gains (losses)	(13.0)	3.5	(34.5)	2.8

Net increase in net assets resulting from operations	$24.1	$33.3	$98.8	$118.8

(per share)* (1)
Net investment income on per average share basis	$0.40	$0.46	$1.71	$1.78

Net realized and change in unrealized gain (loss) per share	(0.14)	0.05	(0.44)	0.04

Earnings per share — basic	$0.26	$0.51	$1.27	$1.82

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM*

During the three months ended December 31, 2024, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through February 24, 2025, the Company repurchased 15,593,120 shares at a weighted average price per share of $15.91, inclusive of commissions, for a total cost of $248.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of December 31, 2024, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $5.5 million, totaled $1.757 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026, $80 million of Unsecured Notes (the “2028 Notes”) which will mature on December 15, 2028, $232 million outstanding Class A-1 Notes in MFIC Bethesda CLO 1 LLC and $970.1 million outstanding under the multi-currency revolving credit facility (the “Facility”). As of December 31, 2024, $7.8 million in standby letters of credit were issued through the Facility. The available remaining commitment under the Facility was $682.0 million as of December 31, 2024, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

On February 24, 2025, the Company completed a $529.6 million CLO transaction, a form of secured financing incurred by Bethesda CLO 2 Issuer, an indirect wholly owned, consolidated subsidiary of the Company. The notes offered by Bethesda CLO 2 Issuer in connection with the CLO transaction consist of $304.5 million of AAA(sf) Class A-1 Senior Secured Floating Rate Notes due 2037, which bear interest at the three-month SOFR plus 1.48%, $21.0 million of AAA(sf) Class A-2 Senior Secured Floating Rate Notes due 2037, which bear interest at three-month SOFR plus 1.70%, $31.5 million of AA(sf) Class B Senior Secured Floating Rate Notes due 2037, which bear interest at three-month SOFR plus 1.85%, $42 million of A(sf) Class C Senior Secured Floating Rate Notes due 2037, which bear interest at three-month SOFR plus 2.30%, $31.5 million of BBB-(sf) Class D Senior Secured Floating Rate Notes due 2037, which bear interest at three-month SOFR plus 3.75% and $99.1 million of Subordinated notes due 2125, which do not bear interest. The notes offered in the CLO transaction are structured as follows:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P/Fitch)	Price
Class A-1 Notes	$304.50	57.5%	3M SOFR + 1.48%	AAA/AAA	100.00%
Class A-2 Notes	21.00	4.0%	3M SOFR + 1.70%	AAA/NR	100.00%
Class B Notes	31.50	5.9%	3M SOFR + 1.85%	AA/NR	100.00%
Class C Notes	42.00	7.9%	3M SOFR + 2.30%	A/NR	100.00%
Class D Notes	31.50	5.9%	3M SOFR + 3.75%	BBB-/NR	100.00%
Subordinated Notes	99.10	18.7%	N/A	NR	100.00%

Total	$529.60

The CLO transaction is backed by a diversified portfolio of middle-market commercial loans, which Bethesda CLO 2 Issuer purchased from the Company pursuant to a loan sale agreement entered into on February 24, 2025, using the proceeds of the CLO transaction. The Company retained all Class D Notes and all Subordinated Notes and the proceeds from the CLO transaction were used to repay borrowings under the Company’s Facility. The Company serves as collateral manager to Bethesda CLO 2 Issuer, Citigroup Global Markets Inc. acted as initial purchaser and Apollo Global Securities, LLC acted as placement agent.

CONFERENCE CALL / WEBCAST AT 8:30 AM EST ON FEBRUARY 26, 2025

The Company will also host a conference call on Wednesday, February 26, 2025, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 225-9448 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9708. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0226 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events tab in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through March 19, 2025, by dialing (800) 839-5123; international callers should dial (402) 220-2689. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024, and December 31, 2023 were as follows:

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Portfolio composition, at fair value:
First lien secured debt	92%	91%	90%	90%	89%
Second lien secured debt	1%	1%	1%	1%	1%

Total secured debt	93%	92%	91%	91%	90%
Unsecured debt	0%	0%	— %	— %	— %
Structured products and other	1%	2%	1%	1%	2%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	5%	5%	7%	7%	7%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	10.8%	11.1%	11.9%	12.0%	12.1%
Second lien secured debt (2)	14.4%	14.0%	14.1%	14.1%	13.7%
Total secured debt (2)	10.8%	11.1%	11.9%	12.0%	12.1%
Unsecured debt portfolio (2)	9.5%	9.5%	— %	— %	— %
Total debt portfolio (2)	10.8%	11.1%	11.9%	12.0%	12.1%
Total portfolio (3)	9.5%	9.6%	9.9%	10.0%	10.1%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.7 billion	$2.7 billion	$2.1 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	1%	1%	0%	0%	0%
Floating rate, as percentage of total	99%	99%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.7 billion	$2.7 billion	$2.1 billion	$2.0 billion	$2.0 billion
Fixed rate, as percentage of total	1%	1%	0%	0%	0%
Floating rate, as percentage of total	99%	99%	100%	100%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)	Exclusive of investments on non-accrual status.
(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	December 31, 2024	December 31, 2023
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,700,957 and $2,012,273, respectively)	$2,605,329	$1,936,327
Non-controlled/affiliated investments (cost — $142,686 and $130,648, respectively)	84,334	77,528
Controlled investments (cost — $333,754 and $395,221, respectively)	324,753	320,344
Cash and cash equivalents	74,357	93,575
Foreign currencies (cost — $1,487 and $28,563, respectively)	1,429	28,553
Receivable for investments sold	57,195	2,796
Interest receivable	19,289	21,441
Dividends receivable	709	1,327
Deferred financing costs	23,555	19,435
Prepaid expenses and other assets	—	5

Total Assets	$3,190,950	$2,501,331

Liabilities
Debt	$1,751,621	$1,462,267
Payable for investments purchased	4,190	—
Management fees payable	6,247	4,397
Performance-based incentive fees payable	5,336	6,332
Interest payable	12,813	14,494
Accrued administrative services expense	60	1,657
Other liabilities and accrued expenses	6,037	6,874

Total Liabilities	$1,786,304	$1,496,021

Commitments and contingencies (Note 9)

Net Assets	$1,404,646	$1,005,310

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 93,780,278 and 65,253,275 shares issued and outstanding, respectively)	$94	$65
Capital in excess of par value	2,658,090	2,103,718
Accumulated under-distributed (over-distributed) earnings	(1,253,538)	(1,098,473)

Net Assets	$1,404,646	$1,005,310

Net Asset Value Per Share	$14.98	$15.41

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,		Nine Months Ended December 31,
	2024	2023	2022
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$265,157	$249,102	$143,564
Dividend income	40	409	61
PIK interest income	12,011	2,012	1,156
Other income	4,147	3,727	2,234
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	2,685	1,126	363
Dividend income	726	1,010	718
PIK interest income	140	125	58
Controlled investments:
Interest income (excluding PIK interest income)	16,781	17,892	25,530
PIK interest income	—	869	1,448
Other income	95	250	477

Total Investment Income	$301,782	$276,522	$175,609

Expenses
Management fees	$19,450	$17,369	$26,621
Performance-based incentive fees	21,548	24,565	5,691
Interest and other debt expenses	115,961	104,198	59,363
Administrative services expense	4,120	5,840	4,188
Other general and administrative expenses	8,176	10,131	6,551

Total expenses	169,255	162,103	102,414

Performance-based incentive fee offset	—	(274)	(178)
Expense reimbursements	(769)	(1,306)	(770)

Net Expenses	$168,486	$160,523	$101,466

Net Investment Income	$133,296	$115,999	$74,143

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(4,273)	$131	$1,977
Non-controlled/affiliated investments	(11,668)	—	(2,224)
Controlled investments	(60,487)	—	(69,265)
Foreign currency transactions	(592)	69	273

Net realized gains (losses)	(77,020)	200	(69,239)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(19,626)	(1,326)	(35,113)
Non-controlled/affiliated investments	(5,232)	3,799	(5,008)
Controlled investments	65,876	2,636	53,726
Foreign currency translations	1,525	(2,548)	4,431

Net change in unrealized gains (losses)	42,543	2,561	18,036

Net Realized and Change in Unrealized Gains (Losses)	$(34,477)	$2,761	$(51,203)

Net Increase (Decrease) in Net Assets Resulting from Operations	$98,819	$118,760	$22,940

Earnings (Loss) Per Share — Basic	1.27	1.82	0.36

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the 1940 Act. For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by the Investment Adviser, an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of MFIC and distribution projections; business prospects of MFIC, and the prospects of its portfolio companies, if applicable; and the impact of the investments that MFIC expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); changes in general economic conditions, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession; changes in the interest rate environment and levels of general interest rates and the impact of inflation; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. MFIC has based the forward-looking statements included in this press release on information available to it on the date hereof, and assumes no obligation to update any such forward-looking statements. Although MFIC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that MFIC in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com